EXHIBIT 4.2

Upon recording, return to:

Ms. Shawne M. Keenan

Sutherland Asbill & Brennan LLP

999 Peachtree Street, N.E.

Atlanta, Georgia 30309-3996

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES,

COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR

OGLETHORPE POWER CORPORATION

(AN ELECTRIC MEMBERSHIP CORPORATION),

GRANTOR,

to

U.S. BANK NATIONAL ASSOCIATION,

TRUSTEE

SIXTY-FOURTH SUPPLEMENTAL

INDENTURE

Relating to the

Series 2013A (Appling) Note

Series 2013A (Burke) Note

Series 2013A (Monroe) Note

Dated as of April 1, 2013

FIRST MORTGAGE OBLIGATIONS

NOTE TO CLERK OF THE GEORGIA SUPERIOR COURT AND GEORGIA TAX COMMISSIONER: THIS INSTRUMENT IS EXEMPT FROM THE INTANGIBLES RECORDING TAX PURSUANT TO THE RULES AND REGULATIONS OF THE STATE OF GEORGIA §§ 560-11-8-.02 AND 560-11-8-.14(A) BECAUSE (A) THIS INSTRUMENT SUPPLEMENTS AND MODIFIES AN EXISTING SECURITY INSTRUMENT AS TO WHICH THE MAXIMUM INTANGIBLES TAX DUE HAS BEEN PREVIOUSLY PAID, AND (B) THIS INSTRUMENT SECURES NOTES, THE BENEFICIAL OWNERS OF WHICH ARE THE DEVELOPMENT AUTHORITIES OF APPLING, BURKE AND MONROE COUNTIES, GEORGIA.

THIS SIXTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of April 1, 2013, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as Grantor (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor to SunTrust Bank, formerly known as SunTrust Bank, Atlanta, as Trustee (in such capacity, the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (the “Original Indenture”), for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture (capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Original Indenture, as provided in Section 2.1 hereof);

WHEREAS, the Company has heretofore executed and delivered to the Trustee sixty-three Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, the “Indenture”), and the Original Indenture and the sixty-three Supplemental Indentures have been recorded as set forth on Schedule 1;

WHEREAS, the Development Authority of Appling County (the “Appling Authority”) has agreed to issue $40,530,000 in aggregate principal amount of Development Authority of Appling County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Hatch Project), Series 2013A (the “Series 2013A Appling Bonds”), and to loan the proceeds from the sale thereof to the Company pursuant to that certain Loan Agreement, dated as of April 1, 2013, relating thereto (the “Series 2013A Appling Loan Agreement”);

WHEREAS, the Company’s obligation to repay the loan of the proceeds of the Series 2013A Appling Bonds is evidenced by that certain Series 2013A (Appling) Note, dated the date of its authentication (the “Series 2013A (Appling) Note”), from the Company to U.S. Bank National Association, as trustee (in such capacity, the “Series 2013A Appling Trustee”), as assignee and pledgee of the Appling Authority pursuant to the Trust Indenture, dated as of April 1, 2013 (the “Series 2013A Appling Indenture”), between the Appling Authority and the Series 2013A Appling Trustee;

WHEREAS, the Development Authority of Burke County (the “Burke Authority”) has agreed to issue $114,565,000 in aggregate principal amount of Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 2013A (the “Series 2013A Burke Bonds”), and to loan the proceeds from the sale thereof to the Company pursuant to that certain Loan Agreement, dated as of April 1, 2013, relating thereto (the “Series 2013A Burke Loan Agreement”);

WHEREAS, the Company’s obligation to repay the loan of the proceeds of the Series 2013A Burke Bonds is evidenced by that certain Series 2013A (Burke) Note, dated the date of its authentication (the “Series 2013A (Burke) Note”), from the Company to U.S. Bank National Association, as trustee (in such capacity, the “Series 2013A Burke Trustee”), as assignee and pledgee of the Burke Authority pursuant to the Trust Indenture, dated as of April 1, 2013 (the “Series 2013A Burke Indenture”), between the Burke Authority and the Series 2013A Burke Trustee;

WHEREAS, the Development Authority of Monroe County (the “Monroe Authority”) has agreed to issue $57,665,000 in aggregate principal amount of Development Authority of Monroe County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Scherer Project), Series 2013A (the “Series 2013A Monroe Bonds” and, together with the Series 2013A Appling Bonds and the Series 2013A Burke Bonds, collectively, the “Bonds”), and to loan the proceeds from the sale thereof to the Company pursuant to that certain Loan Agreement, dated as of April 1, 2013, relating thereto (the “Series 2013A Monroe Loan Agreement” and, together with the Series 2013A Appling Loan Agreement and the Series 2013A Burke Loan Agreement, collectively, the “Loan Agreements”);

WHEREAS, the Company’s obligation to repay the loan of the proceeds of the Series 2013A Monroe Bonds is evidenced by that certain Series 2013A (Monroe) Note, dated the date of its authentication (the “Series 2013A (Monroe) Note” and, together with the Series 2013A (Appling) Note and the Series 2013A (Burke) Note, collectively, the “Notes”), from the Company to U.S. Bank National Association, as trustee (in such capacity, the “Series 2013A Monroe Trustee”), as assignee and pledgee of the Monroe Authority pursuant to the Trust Indenture, dated as of April 1, 2013 (the “Series 2013A Monroe Indenture”), between the Monroe Authority and the Series 2013A Monroe Trustee;

WHEREAS, the proceeds of the Bonds will be used to repay certain indebtedness which was used by the Company to refund certain outstanding pollution control revenue bonds previously issued on behalf of the Company by the Appling Authority, the Burke Authority and the Monroe Authority;

WHEREAS, the Company desires to execute and deliver this Sixty-Fourth Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of providing for the creation and designation of the Notes as Additional Obligations and specifying the forms and provisions thereof;

WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1, including (i) to create a series of Additional Obligations under the Indenture and to make provisions for such series of Additional Obligations and (ii) to convey and confirm unto the Trustee any property subject or required to be subject to the lien of the Indenture; and

WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure under the Indenture the payment of the principal of (and premium, if any) and interest on the Notes, to make the Notes to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding lien for the security of the Notes, in accordance with its terms, have been done and taken, and the execution and delivery of this Sixty-Fourth Supplemental Indenture have been in all respects duly authorized by the Company.

NOW, THEREFORE, THIS SIXTY-FOURTH SUPPLEMENTAL INDENTURE WITNESSES, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, including, when authenticated and delivered, the Notes, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the Notes are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company, whether now owned or hereafter acquired, of the character described in the Granting Clauses of the Original Indenture, wherever located, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, all property described on Exhibit A attached hereto, subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Original Indenture subject in all cases to Sections 5.2 and 11.2 B of the Original Indenture and to the rights of the Company under the Original Indenture, including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Original Indenture to the extent contemplated thereby.

PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of “Excepted Property” in the Original Indenture (excluding the property described in Section 2 of Exhibit B in the Original Indenture), upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

The Company may, however, pursuant to the Granting Clause Third of the Original Indenture, subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust herein created by the Indenture, forever.

SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Original Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

THE INDENTURE, INCLUDING THIS SIXTY-FOURTH SUPPLEMENTAL INDENTURE, is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations.  Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants contained in the Indenture in a timely manner, then the Indenture shall be canceled and surrendered.

AND IT IS HEREBY COVENANTED AND DECLARED that the Notes are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:

ARTICLE I

THE NOTES AND CERTAIN PROVISIONS RELATING THERETO

Section 1.1                                   Authorization and Terms of the Notes

A.                 The Series 2013A (Appling) Note

There shall be created and established an Additional Obligation in the form of a promissory note known as and entitled the “Series 2013A (Appling) Note,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 1.2 A hereof.  The aggregate principal amount of the Series 2013A (Appling) Note which shall be authenticated and delivered and Outstanding at any one time is limited to $40,530,000.

The Series 2013A (Appling) Note shall be dated the date of its authentication.  The Series 2013A (Appling) Note shall mature on January, 1 2038 and shall bear interest from the date of its authentication to the date of its maturity at rates calculated as provided for in the form of note prescribed pursuant to Section 1.2 A hereof.  The Series 2013A (Appling) Note shall be authenticated and delivered to, and made payable to, U.S. Bank National Association, as the Series 2013A Appling Trustee.

All payments, including prepayments, made on the Series 2013A (Appling) Note shall be made as provided in the Series 2013A (Appling) Note and the Series 2013A Appling Loan Agreement (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture) to the Series 2013A Appling Trustee, and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

B.                 The Series 2013A (Burke) Note

There shall be created and established an Additional Obligation in the form of a promissory note known as and entitled the “Series 2013A (Burke) Note,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 1.2 B hereof.  The aggregate principal amount of the Series 2013A (Burke) Note which shall be authenticated and delivered and Outstanding at any one time is limited to $114,565,000.

The Series 2013A (Burke) Note shall be dated the date of its authentication.  The Series 2013A (Burke) Note shall mature on January 1, 2040 and shall bear interest from the date of its authentication to the date of its maturity at rates calculated as provided for in the form of note prescribed pursuant to Section 1.2 B hereof.  The Series 2013A (Burke) Note shall be authenticated and delivered to, and made payable to, U.S. Bank National Association, as the Series 2013A Burke Trustee.

All payments, including prepayments, made on the Series 2013A (Burke) Note shall be made as provided in the Series 2013A (Burke) Note and the Series 2013A Burke Loan Agreement (and shall not be governed by the provisions of Section 1.14 or Article XIV of the

Original Indenture) to the Series 2013A Burke Trustee, and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

C.                 The Series 2013A (Monroe) Note

There shall be created and established an Additional Obligation in the form of a promissory note known as and entitled the “Series 2013A (Monroe) Note,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 1.2 C hereof.  The aggregate principal amount of the Series 2013A (Monroe) Note which shall be authenticated and delivered and Outstanding at any one time is limited to $57,665,000.

The Series 2013A (Monroe) Note shall be dated the date of its authentication.  The Series 2013A (Monroe) Note shall mature on January 1, 2039 and shall bear interest from the date of its authentication to the date of its maturity at rates calculated as provided for in the form of note prescribed pursuant to Section 1.2 C hereof.  The Series 2013A (Monroe) Note shall be authenticated and delivered to, and made payable to, U.S. Bank National Association, as the Series 2013A Monroe Trustee.

All payments, including prepayments, made on the Series 2013A (Monroe) Note shall be made as provided in the Series 2013A (Monroe) Note and the Series 2013A Monroe Loan Agreement (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture) to the Series 2013A Monroe Trustee, and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

Section 1.2                                   Form of the Notes

A.                 The Series 2013A (Appling) Note

The Series 2013A (Appling) Note and the Trustee’s certificate of authentication for the Series 2013A (Appling) Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2013A (Appling) Note pursuant to Section 2.1 of the Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

B.                 The Series 2013A (Burke) Note

The Series 2013A (Burke) Note and the Trustee’s certificate of authentication for the Series 2013A (Burke) Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2013A (Burke) Note pursuant to Section 2.1 of the Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

C.                 The Series 2013A (Monroe) Note

The Series 2013A (Monroe) Note and the Trustee’s certificate of authentication for the Series 2013A (Monroe) Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2013A (Monroe) Note pursuant to Section 2.1 of the Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

ARTICLE II

MISCELLANEOUS

Section 2.1                                   This Sixty-Fourth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and modified, is hereby confirmed.  Except to the extent inconsistent with the express terms of the Notes, the Loan Agreements or this Sixty-Fourth Supplemental Indenture, all of the provisions, terms, covenants and conditions of the Indenture generally applicable to all Obligations shall be applicable to the Notes to the same extent as if specifically set forth herein.  All capitalized terms used in this Sixty-Fourth Supplemental Indenture but not defined herein shall have the same meanings ascribed to them in the Original Indenture, as such terms may have been or may be amended or modified from time to time pursuant to the Indenture, except in cases where the context clearly indicates otherwise.  All references herein to Sections, Articles, definitions or other provisions of the Original Indenture shall be to such Sections, Articles, definitions or other provisions as they may be amended or modified from time to time pursuant to the Indenture.

Section 2.2                                   All recitals in this Sixty-Fourth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 2.3                                   Whenever in this Sixty-Fourth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Sixty-Fourth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 2.4                                   Nothing in this Sixty-Fourth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Sixty-Fourth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-Fourth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations.

Section 2.5                                   This Sixty-Fourth Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

Section 2.6                                   To the extent permitted by applicable law, this Sixty-Fourth Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated.  The mailing address of the Company, as debtor is:

Oglethorpe Power Corporation

(An Electric Membership Corporation)

2100 East Exchange Place

Tucker, Georgia 30084-5336,

and the mailing address of the Trustee, as secured party, is:

U.S. Bank National Association

Attention: Corporate Trust Services

1349 West Peachtree Street, NW

Suite 1050, Two Midtown Plaza

Atlanta, Georgia 30309

[Signatures begin on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Sixty-Fourth Supplemental Indenture to be duly executed under seal as of the day and year first written above.

Company:	OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia

	By:	/s/ Elizabeth B. Higgins
Elizabeth B. Higgins
Executive Vice President and
Chief Financial Officer

Signed, sealed and delivered	Attest:	/s/ Patricia N. Nash
by the Company in the presence of:		Patricia N. Nash
Secretary

/s/ Joe Rick		[CORPORATE SEAL]
Witness

/s/ Thomas J. Brendiar
Notary Public

(Notarial Seal)

My commission expires: March 28, 2015

[Signatures Continued on Next Page]

[Signatures Continued from Previous Page]

Trustee:	U.S. BANK NATIONAL ASSOCIATION,
a national banking association

	By:	/s/ Jack Ellerin
Signed and delivered		Authorized Agent
by the Trustee in the
Presence of:

/s/ Felicia Powell
Witness

/s/ Mary Easton
Notary Public

(Notarial Seal)

My commission expires: April 15, 2014

Exhibit A

All property of the Company (other than Excepted Property and Excludable Property) in the Counties of Appling, Burke, Carroll, Coweta, DeKalb, Floyd, Hart, Heard, Monroe, Talbot, Toombs, Warren and Washington, State of Georgia, whether now owned or hereafter acquired.

A-1

Schedule 1

RECORDING INFORMATION

FOR

                           COUNTY, GEORGIA

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Original Indenture
First Supplemental Indenture
Second Supplemental Indenture
Third Supplemental Indenture
Fourth Supplemental Indenture
Fifth Supplemental Indenture
Sixth Supplemental Indenture
Seventh Supplemental Indenture
Eighth Supplemental Indenture
Ninth Supplemental Indenture
Tenth Supplemental Indenture
Eleventh Supplemental Indenture
Twelfth Supplemental Indenture
Thirteenth Supplemental Indenture
Fourteenth Supplemental Indenture
Fifteenth Supplemental Indenture
Sixteenth Supplemental Indenture
Seventeenth Supplemental Indenture
Eighteenth Supplemental Indenture
Nineteenth Supplemental Indenture
Twentieth Supplemental Indenture
Twenty-First Supplemental Indenture
Twenty-Second Supplemental Indenture
Twenty-Third Supplemental Indenture
Twenty-Fourth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Twenty-Fifth Supplemental Indenture
Twenty-Sixth Supplemental Indenture
Twenty-Seventh Supplemental Indenture
Twenty-Eighth Supplemental Indenture
Twenty-Ninth Supplemental Indenture
Thirtieth Supplemental Indenture
Thirty-First Supplemental Indenture
Thirty-Second Supplemental Indenture
Thirty-Third Supplemental Indenture
Thirty-Fourth Supplemental Indenture
Thirty-Fifth Supplemental Indenture
Thirty-Sixth Supplemental Indenture
Thirty-Seventh Supplemental Indenture
Thirty-Eighth Supplemental Indenture
Thirty-Ninth Supplemental Indenture
Fortieth Supplemental Indenture
Forty-First Supplemental Indenture
Forty-Second Supplemental Indenture
Forty-Third Supplemental Indenture
Forty-Fourth Supplemental Indenture
Forty-Fifth Supplemental Indenture
Forty-Sixth Supplemental Indenture
Forty-Seventh Supplemental Indenture
Forty-Eighth Supplemental Indenture
Forty-Ninth Supplemental Indenture
Fiftieth Supplemental Indenture
Fifty-First Supplemental Indenture
Fifty-Second Supplemental Indenture
Fifty-Third Supplemental Indenture
Fifty-Fourth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Fifty-Fifth Supplemental Indenture
Fifty-Sixth Supplemental Indenture
Fifty-Seventh Supplemental Indenture
Fifty-Eighth Supplemental Indenture
Fifty-Ninth Supplemental Indenture
Sixtieth Supplemental Indenture
Sixty-First Supplemental Indenture
Sixty-Second Supplemental Indenture
Sixty-Third Supplemental Indenture